                                     MINORCO


                                26,000,000 SHARES

                                       OF

                              ENGELHARD CORPORATION

                    COMMON STOCK (PAR VALUE $1.00 PER SHARE)







                             UNDERWRITING AGREEMENT






__________, 1999

                                                           [_____________], 1999




Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
Lazard Freres & Co. L.L.C.
c/o Morgan Stanley & Co. Incorporated and
     J.P. Morgan Securities Inc.

Ladies and Gentlemen:

                  Minorco, a Luxembourg corporation, through its wholly owned subsidiary Taurus Investments S.A., a Luxembourg corporation ("TAURUS"), is a stockholder of Engelhard Corporation, a Delaware corporation (the "COMPANY"). Minorco and Taurus are sometimes collectively and on a joint and several basis referred to herein as the "SELLING STOCKHOLDER". Taurus proposes to sell to the several Underwriters listed on Schedule I hereto, an aggregate of 26,000,000 shares of the common stock (par value $1.00 per share) of the Company (the "FIRM SHARES").

                  The Selling Stockholder also proposes to sell to the several Underwriters not more than an additional 2,000,000 shares of the Company's common stock (par value $1.00 per share) (the "ADDITIONAL SHARES") if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES". The shares of common stock (par value $1.00 per share) of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK".

                  The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (File No. 333-73185), including a base prospectus, relating to the Shares and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "PROSPECTUS SUPPLEMENT") relating to the offering of the Shares contemplated hereby pursuant to Rule 424 under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The term "REGISTRATION STATEMENT" means the registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "BASE PROSPECTUS" means the prospectus included in the Registration Statement at the time it went effective. The term "PROSPECTUS" means the Base Prospectus as supplemented by the Prospectus Supplement. The term "PRELIMINARY PROSPECTUS" means a preliminary prospectus supplement specifically relating to the offering of the Shares, together with the Base Prospectus. As used herein, the terms "BASE PROSPECTUS", "PROSPECTUS" and "PRELIMINARY PROSPECTUS" shall include in each case the documents incorporated by reference therein and filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").


                  1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Selling Stockholder and the Underwriters that:


                  (a) The Company meets the requirements for use of Form S-3 under the Securities Act; the Registration Statement has become effective; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

                  (b) (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon (x) any information relating to any Underwriter furnished to the Company in writing by any Underwriter expressly for use therein ("UNDERWRITER INFORMATION"), or (y) any Selling Stockholder Information (as such term is defined in Section 9(a)).

                  (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole ("MATERIAL ADVERSE EFFECT").

                  (d) Each of the Company's "significant subsidiaries" within the meaning of Regulation S-X under the Securities Act ("SIGNIFICANT SUBSIDIARIES") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company or through a wholly-owned subsidiary, free and clear of all liens, encumbrances, equities or claims.

                  (e) This Agreement and the Stock Purchase and Registration Rights Agreement, dated March 2, 1999 (the "STOCK PURCHASE AGREEMENT"), between the Company and Minorco, have been duly authorized, executed and delivered by the Company.

                  (f) The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Prospectus.

                  (g) The shares of Common Stock (including the Shares to be sold by the Selling Stockholder) outstanding have been duly authorized and are validly issued, fully paid and non-assessable, and the sale of the Shares will not be subject to any preemptive or similar rights (other than those that may have been granted or created by the Selling Stockholder or any other stockholder of the Company).

                  (h) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Stock Purchase Agreement will not contravene in any material respect any provision of applicable law or the certificate of incorporation or bylaws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Stock Purchase Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                  (i) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or


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         otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                  (j) Except as set forth in or contemplated by the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject which the Company believes are likely to have a Material Adverse Effect.

                  (k) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                  (l) The Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.



                  (m) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than



                                        4
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         ordinary and customary dividends, and there has not been any material change in the capital stock of the Company, except in each case as described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).



                  (n) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.




                  (o) Any reprogramming reasonably required to permit the proper functioning, in and following the year 2000, of (i) the Company's computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Company's systems interface) and the testing of all such systems and equipment, as reprogrammed, will be completed by October 31, 1999, except with respect to such systems and equipment, which if such reprogramming and/or testing shall not have been completed, would not have a Material Adverse Effect. The cost to the Company of such reprogramming and testing and of the reasonably foreseeable consequences of Year 2000 to the Company (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Material Adverse Effect.



                  2. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to and agrees with each of the Company and the Underwriters that:




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                  (a) This Agreement has been duly authorized, executed and
         delivered by or on behalf of Minorco.

                  (b) This Agreement has been duly authorized, executed and delivered by or on behalf of Taurus.

                  (c) The execution and delivery by Minorco of, and the performance by Minorco of its obligations under, this Agreement and the Stock Purchase Agreement will not contravene any provision of applicable law, or the certificate of incorporation or bylaws of Minorco, or any agreement or other instrument binding upon Minorco that is material to Minorco and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Minorco, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Minorco of its obligations under this Agreement or the Stock Purchase Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                  (d) The execution and delivery by Taurus of, and the performance by Taurus of its obligations under, this Agreement will not contravene any provision of applicable law, or the certificate of incorporation or bylaws of Taurus, or any agreement or other instrument binding upon Taurus or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Taurus and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Taurus of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                  (e) Taurus has, and on the Closing Date will have, valid title to the Shares, free and clear of any security interests, claims, liens, equities or other encumbrances, and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares.

                  (f) The Stock Purchase Agreement has been duly authorized, executed and delivered by Minorco and is a valid and binding agreement of Minorco, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

                  (g) Delivery of the Shares pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

                  (n) The Selling Stockholder Information does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading, and the Selling Stockholder Information does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading in the light of the circumstances under which they were made.

                  3. Agreements to Sell and Purchase. Taurus hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from Taurus at $[______] a share (the "PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by the Selling Stockholder as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.


                  On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, Taurus agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a right to purchase, severally and not jointly, up to 2,000,000 Additional Shares at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company and the Selling Stockholder in writing not later than 3 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below). Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.


                  Each of the Company and the Selling Stockholder hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the shares of Common Stock to be sold by Minorco to Engelhard pursuant to the Stock Purchase Agreement, (C) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, pursuant to the Company's employee benefits plan or employment agreements described in its most recent proxy statement, of which the Underwriters have been advised in writing or (D) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares. In addition, the Selling Stockholder, agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

                  4. Terms of Public Offering. The Company and the Selling Stockholder are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in your judgment is advisable. The Company and the Selling Stockholder are further advised by you that the Shares are to be offered to the public initially at $[_______] a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $[______] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[_____] a share, to any Underwriter or to certain other dealers.


                  5. Payment and Delivery. Payment for the Firm Shares to be sold by Taurus shall be made to Taurus, or as directed by it to you in writing not later than two business days prior to the Closing Date (as defined below), in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on May 21, 1999. The time and date of such payment are hereinafter referred to as the "CLOSING DATE".



                  Payment for any Additional Shares shall be made to Taurus, or as directed by it to you in writing not later than two business days prior to the Option Closing Date (as defined below), in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 3. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE".



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
                  Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

                  6. Conditions to the Underwriters' Obligations. The several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the following conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                           (i) there shall not have occurred any downgrading,
                  nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (except for the possible downgrading by Standard & Poor's Ratings Group of the Company's corporate credit and senior unsecured debt ratings to "single-A-minus" from "single-A" and its commercial paper ratings to "A-2" from "A-1"); and

                           (ii) there shall not have occurred any change, or any
                  development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the execution and delivery of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company on behalf of the Company, to the effect set forth in
         Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.


                  (c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an officer of the Selling Stockholder, to the effect that the representations and warranties of the Selling Stockholder are true and correct as of the Closing Date in all material respects and that the Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.


                  (d) The Underwriters shall have received on the Closing Date an opinion of Cahill Gordon & Reindel, outside counsel for the Company, dated the Closing Date, in the form of Exhibit A hereto.

                  (e) The Underwriters shall have received on the Closing Date an opinion of Arthur A. Dornbusch, II, General Counsel for the Company, dated the Closing Date, in the form of Exhibit B hereto.

                  (f) The Underwriters shall have received on the Closing Date an opinion of Elvinger, Hoss & Prussen, Luxembourg counsel for Minorco and Taurus, dated the Closing Date, in the form of Exhibit C hereto.

                  (g) The Underwriters shall have received on the Closing Date an opinion of Ben L. Keisler, General Counsel for Minorco and Taurus, dated the Closing Date, in the form of Exhibit D hereto.

                  (h) The Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to you.

                  (i) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from Pricewaterhouse Coopers L.L.P., independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                  (j) The "lockup" agreements, each substantially in the form of Exhibit E hereto, between you and certain executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

                  (k) The Company shall have purchased the shares of Common Stock held by the Selling Stockholder and certain directors of the Selling Stockholder pursuant to the Stock Purchase Agreement and shall have financed such purchase on terms and conditions no less favorable to the Company than as described in the Prospectus.

                  7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                  (a) To furnish to you, without charge, one signed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                  (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement (other than any document required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and incorporated by reference in the Prospectus) and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                  (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters or the Company, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission and furnish, at no expense to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                  (e) To make generally available to the Company's security holders and to you as soon as practicable an earnings statement that shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                  8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Selling Stockholder agrees to pay or cause to be paid, by the Company or otherwise, all expenses incident to the performance of the obligations of the Company and the Selling Stockholder under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel for the Selling Stockholder in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (viii) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholder hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution", and the last two paragraphs of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

                  The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and Minorco may otherwise have for the allocation of such expenses among themselves.

                  9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act and the Selling Stockholder, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon (i) any Underwriter Information or (ii) any information relating to the Selling Stockholder furnished in writing by or on behalf of the Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto ("SELLING STOCKHOLDER INFORMATION"); provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

                  (b) The Selling Stockholder agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Company from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to Selling Stockholder Information;

provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof.

                  (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to Underwriter Information relating to such Underwriter.

                  (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and
(iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Stockholder and all persons, if any, who control the Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated and J.P. Morgan Securities, Inc. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholder and such control persons of the Selling Stockholder, such firm shall be designated in writing by the Selling Stockholder. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares (it being understood that solely as between the Selling Stockholder and the Company, but without affecting any right the Underwriters may have under this clause (i), contribution shall be made only in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities) or (ii) if the allocation based on relative benefits provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Stockholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

                  (f) The Company, the Selling Stockholder and the Underwriters agree that it would not be just or equitable if contribution pursuant to this
Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in
Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) the Selling Stockholder shall not be required to contribute any amount in excess of the amount by which the proceeds received by the Selling Stockholder from the Shares sold by it pursuant to this Agreement exceeds the amount of any damages that the Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (g) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company, the Selling Stockholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Selling Stockholder or any person controlling the Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

                  10. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or the National Association of Securities Dealers, Inc.,
(ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

                  If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Stockholder for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder. In any such case either you, the Company or the Selling Stockholder shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any

Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Stockholder shall be unable to perform their obligations under this Agreement, the Selling Stockholder will reimburse the Underwriters, or such Underwriters as have so terminated this Agreement with respect to themselves, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

                  Nothing stated herein shall affect the rights of either the Selling Stockholder or the Company in respect of the breach of their respective obligations under the Stock Purchase Agreement.

                  12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                  14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.


                                           Very truly yours,

                                           ENGELHARD CORPORATION


                                           By:
                                                --------------------------
                                                    Name:
                                                    Title:

                                           MINORCO


                                           By:
                                                --------------------------
                                                    Name:
                                                    Title:

                                           TAURUS INVESTMENTS S.A.


                                           By:
                                                --------------------------
                                                    Name:
                                                    Title:

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
Lazard Freres & Co. L.L.C.

Acting severally on behalf
 of themselves and the
 several Underwriters named
 in Schedule I hereto.

By:  Morgan Stanley & Co. Incorporated


By:
     -------------------------------------------
     Name:
     Title:


By:  J.P. Morgan Securities Inc.


By:
     -------------------------------------------
     Name:
     Title:

                                   SCHEDULE I



                                                                 NUMBER OF
                                                                 FIRM SHARES
UNDERWRITER                                                      TO BE PURCHASED
Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
Lazard Freres & Co. L.L.C.
Merrill Lynch, Pierce Fenner & Smith Incorporated
Salomon Smith Barney Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
                                                                 ----------
     Total...............................................        26,000,000
                                                                 ==========

                                    EXHIBIT A

                   FORM OF OPINION OF CAHILL GORDON & REINDEL
                        NEW YORK COUNSEL FOR THE COMPANY


                           (i) the Company has been duly incorporated, is
                  validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

                           (ii) the authorized capital stock of the Company
                  conforms as to legal matters to the description thereof contained in the Prospectus;

                           (iii) the Shares to be sold by the Selling
                  Stockholder have been duly authorized and are validly issued, fully paid and non-assessable, and, to our knowledge, the sale of the Shares will not be subject to any preemptive or similar rights granted by the Company;

                           (iv) the Underwriting Agreement has been duly
                  authorized, executed and delivered by the Company;

                           (v) The Stock Purchase Agreement has been duly
                  authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by Minorco) is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity; and except that rights to indemnity and contribution thereunder may be limited by applicable law;

                           (vi) the execution and delivery by the Company of,
                  and the performance by the Company of its obligations under, the Underwriting Agreement and the Stock Purchase Agreement will not contravene any provision of applicable New York or federal law or the certificate of incorporation or bylaws of the Company, and no consent, approval, authorization or order of, or qualification with, any New York or federal governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement or the Stock Purchase Agreement, except such as may be required by the securities or Blue Sky laws in connection with the offer and sale of the Shares;

                           (vii) the Registration Statement has become
                  effective; and, to our knowledge, no stop order suspending the effectiveness of the Registration

                  Statement has been issued, and no proceedings for such purpose are pending before or, to the best of counsel's knowledge; threatened by the Commission;

                           (viii) the Company is not an "investment company" as
                  such term is defined in the Investment Company Act of 1940, as amended; and

                           (ix) the Registration Statement and Prospectus
                  (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                           Such counsel shall additionally state that such
                  counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Underwriters and their counsel, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing (relying as to materiality to a large extent upon statements of officers and other representatives of the Company), no facts have come to the attention of such counsel which would lead such counsel to believe that, at the time the Registration Statement became effective, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date thereof or the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that no statement need be made as to the financial statements or financial or statistical data contained or incorporated therein.

                           In rendering such opinions, such counsel may state
                  that they have examined the originals, photocopies or conformed copies of all such records of the Company and its subsidiaries and all such agreements, certificates of public officials, certificates of officers and representatives of the Company and its subsidiaries and such other documents as they have deemed relevant and necessary as a basis for the opinions express therein. Such counsel may assume the genuineness of all signatures on original documents and the conformity to the originals of all copies submitted to them as conformed or photocopies. As to various questions of fact material to their opinion, such counsel may rely upon representations, statements or certificates of public officials, officers and representatives of the Company and its subsidiaries and others. Such counsel may also state that they are admitted to practice in the State of New York and do not express any opinion on any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and federal law.

                  The opinion of Cahill Gordon & Reindel described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                                    EXHIBIT B

                   FORM OF OPINION OF ARTHUR A. DORNBUSCH, II
                         GENERAL COUNSEL FOR THE COMPANY

                           (i) the Company is duly qualified and is in good
                  standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

                           (ii) each Significant Subsidiary of the Company has
                  been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

                           (iii) the authorized capital stock of the Company
                  conforms as to legal matters to the description thereof contained in the Prospectus;

                           (iv) the shares of Common Stock (including the Shares
                  to be sold by the Selling Stockholder) outstanding prior to the sale of the Shares by the Selling Stockholder have been duly authorized and are validly issued, fully paid and non-assessable, and the sale of the Shares will not be subject to any preemptive or similar rights;

                           (v) all of the issued and outstanding shares of
                  capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims;

                           (vi) the execution and delivery by the Company of,
                  and the performance by the Company of its obligations under, the Underwriting Agreement and the Stock Purchase Agreement will not contravene the certificate of incorporation or bylaws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary other than the securities or Blue Sky laws in connection with the offer and sale of the Shares;

                           (vii) such counsel does not know of any legal or
                  governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                           (viii) each document filed pursuant to the Exchange
                  Act and incorporated by reference in the Prospectus complied when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; and

                           Such counsel shall additionally state that no facts
                  have come to the attention of such counsel which would lead such counsel to believe that, at the time the Registration Statement became effective, the Registration Statement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date thereof or the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that no statement need be made as to the financial statements or financial or statistical data contained or incorporated therein).

                                    EXHIBIT C

                   FORM OF OPINION OF ELVINGER, HOSS & PRUSSEN
                    LUXEMBOURG COUNSEL FOR MINORCO AND TAURUS

Re:      MINORCO - ENGELHARD

Ladies and Gentlemen,

         1.

         (i) We have acted as Luxembourg counsel to Minorco, Societe Anonyme ("Minorco") [and Taurus International S.A.] ("Taurus") in connection with the execution and delivery by the parties thereto of

                  (a)      the Underwriting Agreement dated as of [          ]
                           among Minorco, [          ] and [          ] (the
                           "Underwriting Agreement"); and

                  (b) the Stock Purchase Agreement dated [ ] among Minorco, [ ] and [ ] (the "Stock Purchase Agreement").

                  Capitalised terms used and not otherwise defined herein have the meanings given to them in the [ ].

         (ii) In rendering the opinions expressed below, we have examined executed copies of the Underwriting Agreement and the Stock Purchase Agreement (collectively, the "Agreements") and
                  certified extracts dated [          ] of the resolutions 1) of
                   a meeting of the Board of Directors of Minorco held on
                  [          ], 2) of a written consent of the Directors of
                  Minorco of 24th February, 1999 and 3) of a meeting of the US
                  Asset Disposal Committee of Minorco held on [          ] (the
                  "Minorco Resolutions") as well as the resolutions 4)
                  [          ] and 5  [          ] (the "Taurus Resolutions").

         (iii) Except for the documents referred to in (ii) above and the articles of incorporation of Minorco and of Taurus, we have not examined any contract, agreement or instrument to which any of Minorco, Taurus and their respective Subsidiaries is a party or by which any of them is bound or to which any of them is subject or any other corporate records of Minorco, Taurus or any of their respective Subsidiaries. We have made no investigations of the matters as to which it is stated herein "to be of our knowledge" (whether in this firm or otherwise).

         We have assumed for purposes of our opinions hereinafter set forth:

         (i) that the Agreements have been duly authorised, executed and delivered by the respective parties thereto (other than Minorco and Taurus) and that the performance thereof is within the capacity and powers of each of them (other than Minorco and Taurus);

         (ii) that each of the respective parties (other than Minorco and Taurus) to the Agreements is duly organised and validly existing under the laws of the jurisdiction of its organisation and has full power, authority and legal right to make and perform each of the Agreements to which it is a party;

         (iii) that the making and performance of each of the Agreements by the respective parties thereto (other than Minorco and Taurus) do not, in the case of any such party, contravene, and such agreements are not invalid or unenforceable under the law of the jurisdiction of organisation of such party (other than the Grand-Duchy of Luxembourg ("Luxembourg") as to which we make no assumption);

         (iv) the genuineness of all signatures, stamps and seals, the conformity to the originals of all documents supplied to us as certified, photostatic or faxed copies, the authenticity of the originals of such documents and the conformity of the final drafts of the documents reviewed by us to the originals thereof;

         (v) that, under New York law, the Agreements represent valid and binding obligations of the parties thereto and are enforceable thereunder in accordance with their respective terms;

         (vi) that all consents and authorisations required under the laws or regulations of any jurisdiction other than Luxembourg for or in connection with the entering into of the Agreements and the execution and enforcement of the obligations under each of the Agreements have been obtained and are in full force and effect; and

         (vii) that words and phrases in English have the same implied meaning under New York law _______ were governed by Luxembourg law.

         2. In rendering the opinions expressed below, we have examined such documents and papers as we have deemed necessary as a basis for the opinions hereinafter expressed. With respect to certain matters of fact, we have relied upon representations, including, without limitation, the representations in the Agreements.

         3. Based upon the foregoing, and to the qualifications, exceptions and comments set forth below, we are of the opinion that:

         (i) Each of Minorco and Taurus is a societe anonyme duly organised and validly existing under the laws of Luxembourg;

         (ii) the Underwriting Agreement has been duly authorised, executed and delivered by Minorco and by Taurus respectively;

         (iii) the execution and delivery by Minorco of, and the performance by Minorco of its obligations under, the Underwriting Agreement and the Stock Purchase Agreement will not contravene any provision of applicable Luxembourg law or the articles of incorporation of Minorco or, to our knowledge, any agreement or other instrument binding upon Minorco, or, to our knowledge, any judgment, order or decree of any governmental body, agency or court in Luxembourg having jurisdiction over Minorco, and no consent, approval, authorisation or order of, or qualification with, any Luxembourg governmental body or agency is required for the performance by Minorco of its obligations under the Underwriting Agreement or the Stock Purchase Agreement; and

         (iv) the execution and delivery by Taurus of, and the performance by Taurus of its obligations under, the Underwriting Agreement will not contravene any provision of applicable Luxembourg law or the articles of incorporation of Taurus or, to the best of such counsel's knowledge, any agreement or other instrument binding upon Taurus, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court in Luxembourg having jurisdiction over Taurus, and no consent, approval, authorisation or order of, or qualification with, any Luxembourg governmental body or agency is required for the performance by Taurus of its obligations under the Underwriting Agreement.

         4. The opinions stated above are subject to the following qualifications:

         (i) the binding effect of the obligations of Minorco and Taurus respectively under the Agreements may be limited by bankruptcy, insolvency, liquidation or other laws affecting the enforcement of creditor's rights generally;

         (ii) any obligations to pay a sum of money in a currency which is not of legal tender in Luxembourg (a "foreign currency") will be enforceable in a currency which is of legal tender therein, though the monetary judgment may be expressed in a foreign currency and/or its Luxembourg equivalent currency having legal tender in Luxembourg at time of payment and any loss incurred as a result of currency exchange fluctuation can be recovered under Luxembourg law;

         (iii) an obligation to pay interest on interest may not be enforceable;

         (iv) certain obligations other than payment obligations may not be the subject of specific performance pursuant to Court orders, but may result only in damages;

         (v) a Luxembourg Court may refuse to give effect to a purported contractual obligation to pay costs imposed upon another party in respect of the costs of any unsuccessful litigation brought against that party before a Luxembourg Court and a Luxembourg Court may not award by way of costs all of the expenditure incurred by a successful litigant in proceedings brought before a Luxembourg Court;

         (vi)     claims may be subject to the rules of set-off or counterclaim;
                  and

         (vii) any court award by a State or Federal Court in New York, New York would be declared enforceable in Luxembourg by the Luxembourg courts subject to exequatur procedure, without re-examining the merits of the case provided the following conditions laid down by Luxembourg law for enforcement of foreign courts awards are justified:

         (1)      the judgement is enforceable in New York;

         (2) the New York Court had jurisdiction over the subject matter of the action leading to the judgement;

         (3) the New York Court acted in accordance with its own procedural laws;

         (4) the judgement was granted following proceedings where the counterparty had the opportunity to appear, and if it appeared, to present a defense;

         (5) the New York Court applied the substantive laws chosen by the parties to govern the Guarantees; and

         (6) the judgement is not contrary to the public order of Luxembourg.

         In this context, article 1251 of the Luxembourg Code of Civil Procedure provides that subject to the provisions of international conventions, the judge may refuse the exequatur (1) if the award is not final and the arbitrators have not ordered the provisional execution (2) if the award or its execution is contrary to public order or (3) if the existence of causes for annulment as provided for by article 1244 3 to 12 of the Luxembourg Code of Civil Procedure is established.

         We further point out that provisions of the Agreements which permit certain parties to take actions or make determinations or require payments under indemnity and similar provisions may be subject to a requirement that such actions be taken and such determinations be made on a reasonable basis and in good faith and that any action or omission to act in respect of which any such payment is so required be reasonable and in good faith.

         The foregoing opinions are limited to matters involving the law of Luxembourg, and we do not express any opinion as to the law of any other jurisdiction.

         This opinion is provided to you by us and may not be relied upon by any other person without our prior written consent.


                                              Yours faithfully,


                                              Elvinger, Hoss & Prussen



                                              By:
                                                  -----------------------------
                                                     Pit Reckinger

                                    EXHIBIT D

                        FORM OF OPINION OF BEN L. KEISLER
                     GENERAL COUNSEL FOR MINORCO AND TAURUS

                                                                __________, 1999

J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
Lazard Freres & Co. L.L.C.
Merrill Lynch, Pierce Fenner & Smith Incorporated
Salomon Smith Barney Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
    c/o J.P. Morgan Securities Inc. and
       Morgan Stanley & Co. Incorporated

Dear Sirs:

                  I refer to the Underwriting Agreement, dated ________, 1999 (the "Underwriting Agreement"), among Engelhard Corporation, a Delaware corporation (the "Company"), Minorco, a Luxembourg corporation, Taurus Investments S.A., a Luxembourg corporation ("Taurus"), and you (the "Underwriters"), of 26,000,000 shares (the "Securities") of the Company's Common Stock, par value $1.00 per share (the "Common Stock"). As General Counsel of Minorco, I have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is my opinion that:

                  (1) The execution and delivery by Minorco of, and the performance by Minorco of its obligations under, the Underwriting Agreement and the Stock Purchase and Registration Rights Agreement, dated March 2, 1999 (the "Stock Purchase Agreement"), between the Company and Minorco, will not contravene any provision of applicable New York or federal law (it being understood that I am not rendering any opinion regarding compliance of the prospectus or registration statement with any New York or federal antifraud laws), or, to the best of my knowledge, any judgment, order or decree of any New York or federal governmental body, agency or court having jurisdiction over Minorco, and no consent, approval, authorization or order of, or qualification with, any New York or federal governmental body or agency is required for the performance by Minorco of its obligations under the Underwriting Agreement or the Stock Purchase Agreement, except such as may be required by the securities or Blue Sky laws in connection with offer and sale of the Shares.

                  (2) The execution and delivery by Taurus of, and the performance by Taurus of its obligations under, the Underwriting Agreement will not contravene any provision of applicable New York or federal law (it being understood that I am not rendering any opinion regarding compliance of the prospectus or registration statement with any New York or federal antifraud laws), or, to the best of my knowledge, any judgment, order or decree of any New York or federal governmental body, agency or court having jurisdiction over Taurus, and no consent, approval, authorization or order of, or qualification with, any New York or federal governmental body or agency is required for the performance by Taurus of its obligations under the Underwriting Agreement, except such as may be required by the securities or Blue Sky laws in connection with offer and sale of the Shares.

                  (3) The Stock Purchase Agreement is a valid and binding agreement of Minorco enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (4) Assuming that the certificate or certificates representing the Shares to be sold by Taurus pursuant to the Underwriting Agreement have been effectively indorsed in blank or to the Underwriters in accordance with the New York Uniform Commercial Code (the "NYUCC"), then, by delivery of such certificate or certificates to the Underwriters, the Underwriters who have purchased such Shares pursuant to the Underwriting Agreement (without notice of any adverse claim thereto under the NYUCC) will be "protected purchasers" of such Shares (within the meaning of Section 8-303 of the NYUCC) and will acquire their respective interests in the Shares (including, without limitation, all rights that Taurus had or has the power to transfer in such Shares) free of any adverse claim.

                  The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York and I am expressing no opinion as to the effect of the laws of any other jurisdiction. I understand you are relying, as to all matters governed by the laws of Luxembourg, upon the opinion, dated today, of Elvinger, Hoss & Prussen, Luxembourg counsel to Minorco and Taurus, delivered to you pursuant to Section 6(f) of the Underwriting Agreement.

                  With your approval, I have relied as to certain matters on information obtained from public officials, officers of Minorco and Taurus and other sources believed by me to be responsible, and I have assumed that (i) each of Minorco and Taurus is duly incorporated and validly existing under Luxembourg law, (ii) each of the Underwriting Agreement and the Stock

Purchase Agreement has been duly authorized, executed and delivered by each of Minorco and Taurus which is a party thereto insofar as Luxembourg law is concerned, and (iii) the signatures on all documents examined by me are genuine, assumptions which I have not independently verified.

                  This opinion is provided to you by me and may not be relied upon by any other person without my prior written consent.

                                            Very truly yours,

                                    EXHIBIT E

                            [FORM OF LOCK-UP LETTER]


                                                              ____________, 1999


Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
Lazard Freres & Co. L.L.C.
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, NY  10036

Dear Sirs and Mesdames:

                  The undersigned understands that Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc. and Lazard Freres & Co. L.L.C. (the "MANAGERS") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Engelhard Corporation, a Delaware corporation (the "COMPANY") and Taurus Investments S.A., a [ ] corporation (the "SELLING STOCKHOLDER"), providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters listed on Schedule I to the Underwriting Agreement, including the Managers (the "UNDERWRITERS"), of 26,000,000 shares (the "SHARES") of the common stock (par value $1.00 per share) of the Company (the "COMMON STOCK").

                  To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. on behalf of the Underwriters, I will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

                  Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Stockholder and the Underwriters.


                                         Very truly yours,



                                         (Name)


                                         (Address)



                                       E-2